Exhibit 10.1

[●], 2021

DD3 Acquisition Corp. III

Pedregal 24, 3rd Floor, Interior 300

Colonia Molino del Rey, Del. Miguel Hidalgo

11040 Mexico City, Mexico

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between DD3 Acquisition Corp. III, a Delaware corporation (the “Company”), and Morgan Stanley & Co. LLC, as representative (the “Representative”) of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one redeemable warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Capital Stock beneficially owned by him, her or it, whether acquired before, in, or after the IPO, in favor of such Business Combination.

2. (a) In the event that the Company fails to consummate a Business Combination within the time period (the “Completion Period”) set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), the undersigned will, as promptly as possible, cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem 100% of the outstanding IPO Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the Trust Account not previously released to the Company but net of taxes payable, divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (“Claim”) with respect to the Founder Shares owned by the undersigned and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

(c) In the event of the liquidation of the Trust Account, the Sponsor agrees to indemnify and hold harmless the Company for any debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the Trust Account below $10.00 per share; provided that such indemnity shall not apply (i) if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind it may have in or to any monies held in the Trust Account, or (ii) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

3. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4. Except as contemplated by that certain Forward Purchase Agreement, dated April 9, 2021, between the Company and DD3 Capital Partners, S.A. de C.V. (“DD3 Capital”), during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, each of the undersigned shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder, with respect to any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

5. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment or fees of any kind, including finder’s, consulting fees and other similar fees, prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited payments to insiders.”

6. (a) The undersigned agrees that he, she or it shall not Transfer any Founder Shares until the earlier of one year after the date of the consummation of the Company’s initial Business Combination and the date on which the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period commencing 150 days after the consummation of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the Company consummates a liquidation, merger, capital stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The undersigned agrees that he, she or it shall not Transfer any Private Warrants (or any shares of Common Stock underlying the Private Warrants) until after the consummation of the Company’s initial Business Combination (the “Private Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 6(a) and (b), Transfers of the Founder Shares, Private Warrants and the shares of Common Stock underlying the Private Warrants that are held by the undersigned or any of his, her or its permitted transferees (that have complied with this paragraph 6(c)), are permitted (i) among the Company’s initial stockholders or to the Company’s or the initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of the Company’s initial Business Combination, (vii) in connection with the consummation of a Business Combination at a price no greater than the price at which the shares or warrants were originally purchased, (viii) in the event of the Company’s liquidation prior to its consummation of an initial Business Combination or (ix) in the event that, subsequent to the consummation of an initial Business Combination, the Company completes a liquidation, merger, capital stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) where the transferee agrees to be bound by the transfer restrictions and the other restrictions contained herein (including provisions relating to voting, the Trust Account and liquidation distributions) and by the same agreements entered into by the undersigned with respect to such securities.

7. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 2,250,000 Units within 45 days from the date of the prospectus which forms a part of the Registration Statement (and as further described in the Registration Statement), the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 562,500 multiplied by a fraction, (i) the numerator of which is 2,250,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 2,250,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Company’s initial stockholders will own an aggregate of 20% of the Company’s issued and outstanding shares of Capital Stock after the IPO (assuming the initial stockholders do not purchase any Units in the IPO).

8. (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned, to the extent the undersigned is an officer or director of the Company, hereby agrees that until the earliest of the Company’s initial Business Combination, the Company’s liquidation or the time that the undersigned ceases to be an officer or director of the Company, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any business opportunity suitable for the Company, subject to any pre-existing fiduciary or contractual obligations the undersigned might have, provided that (x) such opportunity is expressly offered to the undersigned solely in his or her capacity as an officer or director of the Company, (y) such opportunity is one the Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Company to pursue and (z) the undersigned is permitted to refer that opportunity to the Company without violating any legal obligation.

(b) The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this letter, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

9. The undersigned agrees to be an officer and/or director of the Company, as applicable, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Trust Account or his or her removal, death or incapacity. In the event of the removal or resignation of the undersigned as an officer and/or director of the Company, as applicable, the undersigned agrees that he or she will not, prior to the consummation of the Business Combination, without the prior express written consent of the Company, (i) use for the benefit of the undersigned or to the detriment of the Company or (ii) disclose to any third party (unless required by law or governmental authority), any information regarding a potential target of the Company that is not generally known by persons outside of the Company, the Sponsor, or their respective affiliates. The undersigned’s biographical information previously furnished to the Company and the Representative, as applicable, is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all respects. The undersigned represents and warrants that:

(a)	he/she/it has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him/her/it or any partnership in which he/she/it was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he/she/it was an executive officer at or within two years before the time of such filing;

(b)	he/she/it has never had a receiver, fiscal agent or similar officer been appointed by a court for his/her/its business or property, or any such partnership;

(c)	he/she/it has never been convicted of fraud in a civil or criminal proceeding;

(d)	he/she/it/ has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e)	he/she/it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him/her/it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f)	he/she/it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his/her/its right to engage in any activity described in paragraph 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g)	he/she/it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h)	he/she/it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i)	he/she/it has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j)	he/she/it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k)	he/she/it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l)	he/she/it was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m)	he/she/it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him/her/it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n)	he/she/it has never been subject to any order of the SEC that orders him/her/it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o)	he/she/it has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p)	he/she/it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q)	he/she/it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r)	he/she/it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or 203(f) of the Advisers Act that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s)	he/she/it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

10. The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement and to serve as a director and/or officer of the Company, as applicable.

11. The undersigned hereby waives any right to exercise conversion rights with respect to any shares of Capital Stock owned or to be owned by the undersigned, directly or indirectly (or to sell such shares to the Company in a tender offer), whether acquired before, in or after the IPO, and agrees not to seek conversion with respect to such shares in connection with any vote to approve a Business Combination (or sell such shares to the Company in a tender offer in connection with such a Business Combination) or any extension of the Completion Period or amendment to the Certificate of Incorporation prior thereto (although the undersigned shall be entitled to conversion rights with respect to any IPO Shares he, she or it holds if the Company fails to consummate a Business Combination within the Completion Period).

12. The undersigned hereby agrees to not propose any amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligations with respect to conversion rights as described in the Registration Statement or (B) with respect to any other material provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides public stockholders with the opportunity to convert their IPO Shares upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company but net of taxes payable, divided by the number of then outstanding IPO Shares.

13. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the Sponsor agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

14. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15. As used herein, (i) a “Business Combination” means a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” means the Sponsor and all officers, directors and initial stockholders of the Company immediately prior to the IPO; (iii) “Founder Shares” means all of the outstanding shares of Class B common stock, par value $0.0001 per share, of the Company issued prior to the consummation of the IPO and shall be deemed to include the shares of Common Stock issuable upon conversion thereof; (iv) “IPO Shares” means the shares of Common Stock sold as part of the Units in the Company’s IPO; (v) “Capital Stock” means, collectively, the Common Stock and the Founder Shares; (vi) “Private Warrants” means the warrants of the Company that the Sponsor and DD3 Capital have agreed to purchase in a private placement simultaneously with the consummation of the IPO; (vii) “Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); (viii) “Trust Account” means the trust account into which a portion of the net proceeds of the IPO will be deposited; (ix) “Registration Statement” means the Company’s registration statement on Form S-1 (File No. 333-254303) filed with the SEC and (x) “Sponsor” means DD3 Sponsor Group III, LLC, a Delaware limited liability company.

16. This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

17. Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

18. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on each of the parties and their respective successors, heirs and assigns and permitted transferees.

19. Nothing in this letter agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this letter agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this letter agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

20. This letter agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

21. This letter agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this letter agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this letter agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

22. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or electronic transmission.

23. This letter agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided that paragraph 2(c) of this letter agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely, DD3 Sponsor Group III, LLC

By:
Name: Jorge Combe
Title: Manager

Martin Werner

Jorge Combe

Daniel Salim

Guillermo Ortiz

Pedro Solís Cámara

Daniel Valdez

Luis Campos

[Signature Page to Letter Agreement]

DD3 CAPITAL PARTNERS, S.A. DE C.V.

By:
Name: Jorge Combe
Title: Partner

[Signature Page to Letter Agreement]

Acknowledged and Agreed: DD3 ACQUISITION CORP. III
By:
	Name: Title:	Martin Werner Chief Executive Officer

[Signature Page to Letter Agreement]